Exhibit 24.1

PPL CORPORATION

POWER OF ATTORNEY

     The undersigned directors of PPL Corporation, a Pennsylvania corporation, hereby appoint William F. Hecht, John R. Biggar and Robert J. Grey their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provision of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of (i) equity-linked units (the “New PEPS Units”) to be issued by PPL Corporation and its subsidiaries, including the common stock and the guarantee to be issued by PPL Corporation in connection therewith, and (ii) the exchange of any or all of the currently outstanding 7-3/4% Premium Equity Participating Security Units issued by PPL Corporation and its subsidiaries (the “Existing PEPS Units”) for the New PEPS Units plus a cash payment for each validly tendered and accepted Existing PEPS Unit, and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 27th day of August, 2003.

/s/ Frederick M. Bernthal	/s/ Stuart Heydt

Frederick M. Bernthal	Stuart Heydt

/s/ John W. Conway	/s/ W. Keith Smith

John W. Conway	W. Keith Smith

/s/ E. Allen Deaver	/s/ Susan M. Satinecker

E. Allen Deaver	Susan M. Satinecker

/s/ Louise K. Goeser

Louise K. Goeser

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